Exhibit 4.1

                               FACTORING AGREEMENT

     This Agreement, dated October 28, 2005 (the "Effective Date"), is between Citadel Security Software Inc. with offices at Two Lincoln Center, 5420 LBJ Freeway, Ste. 1600, Dallas, TX 75240 (hereinafter called "Seller"), and Allied Capital Partners, L.P., with offices at 5151 Belt Line Rd., Suite 500, Dallas, Texas 75254 (hereinafter called "Allied").

     The Seller desires to sell its Accounts to Allied on the following terms, conditions and provisions and, therefore, it is agreed as follows:

     1.   Definitions.  As  used  in  this  Agreement and all other documents or
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          instruments  executed and delivered in connection with this Agreement:

          1.1 The capitalized words used herein (singular, plural or in any tense) shall have the same definitions as those set forth in the Uniform Commercial Code as adopted by the State of Texas, effective July 1, 2001.

          1.2 "Without Recourse" shall mean the Seller of Accounts is not obligated to pay or repurchase an Account sold to Allied unless Seller breaches its warranties or representations concerning such Account. "With Recourse" or "Recourse" means Seller shall pay or repurchase Accounts acquired by Allied that are not paid according to the terms of the invoice.

          1.3 "Face Amount" shall mean the total amount of each Account, including taxes, delivery charges, etc.

          1.4 An Account shall be deemed to be "Disputed" if (i) the Account Debtor disputes any of the terms of an Account, including the amount owing, timely delivery of the goods, conformity of the goods or services to the order, or any other aspect of the sale giving rise to the Account for any reason whatsoever, even if the dispute has no merit, is in bad faith or is unreasonable, (ii) the Account contains mistakes, is not correct or was sent in error, or (iii) all of the following three conditions exist: (a) the Account is not paid within 90 days of its invoice date, (b) the Account Debtor will not communicate the reason for non-payment to Allied, and (c) the Seller fails to produce, within such time period, good and sufficient evidence that nonpayment is due to the Account Debtor's financial inability to pay, the pendency of a bankruptcy proceeding by or against the Account Debtor or some reason other than a dispute of the type referred to above.

          1.5 "New Commitment" shall mean any written commitment Seller may receive during the Term of this Agreement from a third party to provide factoring to Seller, which commitment Seller intends to accept.

          1.6 "Discount" shall mean the sum of the following, subject to adjustment as set forth below: (i) 1.50% of the Face Amount of each Account up to a limit of $625,000 sold to Allied under this Agreement for the Initial Payment Period and (ii)0.050% for each 1 day period (or portion thereof) that the Account remains unpaid after the Initial Payment Period (as hereinafter defined), until the earlier of (a) the date it is paid in full or repurchased by the Seller in accordance with this Agreement, or (b) if the Account is not one that the Seller is or becomes obligated to pay or repurchase, 150 days from the date of the invoice of the Account. In the event the Wall Street Journal Prime shall have increased or decreased on the first business day of each calendar quarter during the Term from its percentage as of the first business day of the previous calendar quarter, or as of the Effective Date if this term is applied on the first business day of the calendar quarter immediately following the Effective Date, the Discount shall increase or decrease proportionally.

          1.7 "Initial Payment Period" shall mean the period of 30 days from the date Allied has purchased an Account under this Agreement.

          1.8 "Purchase Price" shall mean the Face Amount of the Account less the Discount.

          1.9 "Wall Street Journal Prime" shall mean the "prime rate" quoted by The Wall Street Journal as the national average base rate on loans posted by at least 75% of the nation's largest banks.



Other words used herein, which are capitalized, shall have the definitions prescribed herein. Variations of words defined herein shall have the same meaning as the defined terms.

     2.   Offer  to  Sell.  Seller may, at its option, offer to sell, assign and
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          transfer  to  Allied its existing and hereinafter arising, acquired or created Accounts. Any such offer shall be made on an assignment form prescribed by Allied (the "Schedule") sent to Allied at its above stated office and accompanied by a copy of (i) each invoice, (ii) the bill of lading, shipping documents or other proof of delivery, (iii) the contract or purchase order (or purchase order number which corresponds with the invoice), and (iv) such other documentation as may be requested by Allied for each Account listed on the Schedule.

     3.   Acceptance  of  Offer.  Allied  may  accept  Seller's  offer  to  sell
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          Accounts  at its above stated office by either (i) paying the Purchase
          Price (less the Reserve, defined below) with respect to all Accounts appearing on the Schedule submitted to Allied, or


                                                                   _____ INITIAL

Exhibit 4.1

          (ii) by marking out the Accounts which appear on the Schedule and which Allied is unwilling to purchase, paying the Purchase Price (less the Reserve) for the remaining Accounts, and sending a copy of the Schedule to Seller which shows which Accounts were rejected. Allied shall not be obligated to purchase any Account that Seller offers to sell to Allied.

     4.   Reserve.  Allied  may,  at  its  sole  option  and  discretion,  defer
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          making  payment  to  Seller of a portion of the Purchase Price payable for all Accounts purchased under this Agreement which have not been paid by the Account Debtor or paid or repurchased by Seller's payment of the Repurchase Price to Allied, up to an aggregate amount equal to 18.50% of the Face Amount of all such Accounts provided, however, if the Face Amount of any Account sold to Allied exceeds $625,000, Allied may, in lieu of the 18.50% deferral, defer making payments to seller of that portion of the Purchase Price payable on such Account which exceeds $500,000 (the "Reserve"). The Reserve shall not bear interest. The remaining portion of the Purchase Price payable for each Account purchased hereunder and which constitutes part of the Reserve is payable by Allied to Seller, on request of Seller (limited to one request per week), after the earlier of (i) the date the Account is paid to Allied, or (ii) 150 days from the date of the invoice of the Account, unless the Reserve is increased as herein provided or the Account is or becomes one that the Seller is obligated to repurchase or pay. Notwithstanding the preceding limitation on the Reserve, in the event Seller breaches any representation, warranty, term, condition or provision of this Agreement, or if in Allied's reasonable judgment it is necessary to increase the Reserve to protect Allied from losses due to a Dispute of any Account, returns or other contingencies, or Seller's unsatisfied obligations and liabilities, Allied is entitled to increase the amount of the Reserve without Seller's consent. If any Account owned by Allied is not paid within 75 days of the date of the invoice related thereto, Allied may presume that the Account may be Disputed and may increase the Reserve by an amount equal to that portion of the Purchase Price previously paid by Allied plus the Discount. In the event Allied notifies Seller that it has increased the Reserve, Seller shall immediately refund to Allied a portion of the Purchase Price previously paid by Allied for the purchase of Seller's Accounts which is equal to the increased amount of the Reserve. After the Term of this Agreement defined below has expired and Seller has paid its liabilities to Allied and fulfilled its obligations arising hereunder, Allied shall pay the balance of the Purchase Price payable for all Accounts purchased hereunder which constitutes Reserve (if any) to Seller. The purpose of the Reserve is to provide Allied with additional collateral to secure payment of Seller's liabilities and performance of Seller's obligations arising under this Agreement. Allied shall be entitled to offset or recoup from the Reserve the amount of any liabilities owing by Seller to Allied, whether presently existing or hereinafter arising, and whether or not arising under this Agreement, including, but not limited to, Seller's obligation to repurchase Accounts or to pay Accounts pursuant to the provisions of this Agreement. Seller acknowledges that the Reserve is not a cash deposit, but represents the balance of Allied's liability to Seller for payment of the Purchase Price, subject to its right of offset or recoupment and its security interest in the Reserve. Allied shall provide Seller with a monthly statement of accounting of transactions affecting the Reserve.

     5.   Seller's  Repurchase  Obligation.  In  addition to all other rights of
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          Allied  hereunder,  Allied  may  require  that  Seller  repurchase, by payment of the Repurchase Price together with any other unpaid fees then owing to Allied, any Account that has been purchased by Allied:
          (i) for which Seller has breached its warranty or representation concerning such Account as set forth herein; or (ii) which was purchased by Allied With Recourse. If any Account purchased by Allied is one that Seller is or becomes obligated to pay or repurchase under this Agreement and is not paid within the Initial Payment Period, Allied, at Allied's sole discretion, may elect to: (i) retain ownership of the Account until the earlier of either the date the Account is paid by the Account Debtor or 90 days after the invoice date of the Account, or (ii) at any time require Seller to repurchase the Account at the Repurchase Price. The purchase price for any Account, which Seller is required to repurchase from Allied under this Agreement is the Face Amount of the Account (the "Repurchase Price"). If Seller ever becomes obligated to repurchase an Account from Allied, it shall not become the owner of such Account until it has paid the Repurchase Price to Allied.

     6.   Minimum  Sales.  If  Seller  fails  to  offer  to  sell  and assign to
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          Allied  a  monthly  minimum  of $0 in Accounts which are acceptable to
          Allied, Seller will pay to Allied the difference between the Discount on all Accounts purchased by Allied from Seller during the month and $0.

     7.   Recourse.  Except  as  provided below, all Accounts sold and purchased
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          hereunder  are  sold  With  Recourse  on Seller. Allied and Seller may agree in writing that the Accounts of a specific Account Debtor or specific Accounts shall be purchased Without Recourse on Seller.
          However, notwithstanding anything contained herein or in any such agreement to the contrary, Allied shall never be considered to have agreed to purchase an Account from the Seller which has a Face Amount in excess of $250,000, unless Allied and Seller have signed a written agreement stating that such specific and identifiable Account has been purchased by Allied Without Resources on Seller.

     8.   Account  Warranties.  Seller  warrants,  represents,  covenants  and
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          agrees  that the presently existing and hereafter arising, acquired or created Accounts of Seller sold to Allied or in which Allied obtains a security interest: (i) are not and will not be Disputed; (ii) will be paid when due (unless the Account was purchased Without Recourse);
          (iii) are owned solely by Seller, which has the power to transfer the Accounts, and that its title to the Accounts is free of all adverse claims, liens, security interests and restrictions on transfer, encumbrance or pledge, except as created by this Agreement; (iv) set forth the correct and complete terms of sale, which have not been and will not be altered or amended; (v) are valid and owing, and all goods and services giving rise to the Accounts have been provided or delivered in accordance with Seller's agreement with the Account Debtor; (vi) will not be paid by a preference payment or fraudulent transfer (as defined by the Bankruptcy Code or the relevant law of any state); (vii) are not and shall not become subject to a defense or claim in recoupment or setoff that can be asserted against Allied;
          (viii) are not owing by Account Debtors that were subject to insolvency or bankruptcy proceedings concerning which Seller had any notice as of the date the Account is sold, or in which Seller owns an interest of any kind; (ix) shall be reflected on Seller's books and records in accordance with generally accepted accounting principles and disclosures required by the Securities and Exchange Commission; and (x) shall be evidenced by an invoice, and each invoice shall have printed on the face thereof a statement, approved by Allied, notifying the Account Debtor that the invoice has been sold and assigned to


                                                                   _____ INITIAL

Exhibit 4.1

          Allied and is payable only to Allied (or jointly to Allied and Seller) at the address designated in such notice and that, if the Account is paid, the Account will be paid by the Account Debtor in accordance with such instructions. The warranties and representations set forth herein shall apply as of the date each Account is sold hereunder and shall continue with respect to each Account until each such Account is paid. If Seller breaches any warranty, covenant or agreement set forth above, Seller shall repurchase the applicable Account for the Repurchase Price, or pay the Account; such payment or repurchase shall cure Seller's default for breach of warranty with respect to such Account.

     9.   Other  Warranties  and  Covenants  of Seller. Seller further warrants,
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          represents,  covenants and agrees that as of the Effective Date and at all times during the Term of this Agreement: (i) Seller is and shall be able to pay its debts as they become due; (ii) Seller's (a) principal executive office is located in the State of Texas, (b) Seller's Jurisdiction of Organization or state of incorporation or charter is the State of Delaware and (c) exact legal name is as set forth in the first paragraph of this Agreement, and Seller does not operate under any trade name or assumed name (iii) Allied is and shall remain Seller's sole factor, and Seller will not sell its Accounts to any other person, firm or corporation during the Term; (iv) after written notice by Allied to Seller and automatically, without notice, after Seller's default under this Agreement, Seller shall not, without the prior written consent of Allied in each instance, (a) grant any extension of time for payment of any Accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any Accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any Account Debtor or other person liable for payment of Accounts or any other such Collateral, or
          (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any Accounts or any such other Collateral; (v) before sending any invoice to an Account Debtor with respect to an Account that has been sold to Allied, Seller shall mark the same with a notice of assignment as may be required by Allied; (vi) Seller maintains and shall continue to maintain complete and accurate business records of the type normally maintained by businesses similar to Seller, and all financial records, statements, books and other documents shall be made available for Allied's inspection and shall be true and accurate in all respects; (vii) the Accounts and Collateral are and shall at all times remain free and clear of liens, claims and encumbrances other than the security interests granted to Allied hereunder; (viii) Seller insures and shall continue to insure its business and its assets in a manner customary for businesses of the type of Seller's business, and Seller will insure its inventory and goods in transit for their full value; (ix) Seller will not sell, encumber or move the Collateral except in the ordinary course of its business, without the prior written consent of Allied; (x) Seller is and shall remain in compliance with all federal, state and local tax laws, rules and regulations and shall furnish Allied with evidence thereof on demand; (xi) Seller will preserve its present legal formation and existence and not, in one transaction or series of related transactions, merge into or consolidate with any other entity, change the form of its legal existence, or sell all or substantially all of its assets; and (xii) Seller will not change the state where it is located, will not change the state where it is incorporated or organized and will not change its organizational documents, and will not change its name without providing Allied with at least 30 days prior written notice. Seller also agrees that, if an Account purchased by Allied authorizes the Account Debtor to discount the Face Amount of the Account for prompt payment, the Seller shall pay to Allied an amount equal to the discount taken by the Account Debtor (even if not properly taken) and Allied is authorized to offset such discount against the Reserve.

     10.  Notice  to  Allied.  Seller  shall  immediately notify Allied of (i) a
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          Dispute  of  any Account sold or encumbered under this Agreement, (ii)
          any other breach of warranty or default in Seller's covenants and agreements set forth herein, (iii) Seller's discovery of evidence of Insolvency of an Account Debtor, and (iv) the filing and service of a lawsuit or adversary proceeding related to an Account purchased by Allied or the payment related thereto (including, but not limited to, preference or fraudulent transfer litigation), (v) any claim of a lien in the Collateral of Allied (including federal tax liens), (vi) any change in ownership of Seller, and (vii) Seller's failure to pay any tax it may owe at any time for any reason, when due.

     11.  Security  Interest  in  Collateral.  To  secure  Seller's  payment  to
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          Allied of all amounts owing to Allied hereunder or damages arising due to Seller's breach of the terms, warranties, representations, or conditions of this Agreement or any other agreement by and between Allied and Seller, whether now or hereafter owing to Allied, Seller grants to Allied a Security Interest in all of its presently existing and hereinafter arising, acquired or created: Accounts together with all purchase orders and all rights, titles, and interests of Seller in the product and/or service represented by such Account and all amounts owing to Seller hereunder, including the Purchase Price and Reserve, and all Proceeds thereof. Seller agrees as follows with respect to the aforementioned Collateral: (i) Allied shall have the right at any time and in its sole discretion to enforce Seller's rights against the Account Debtors and obligors; (ii) Seller will not pledge, hypothecate or encumber the Collateral during the Term of this Agreement and while it is indebted or otherwise obligated to Allied; (iii) Allied may exercise all rights and remedies of an unpaid seller with respect to Accounts, Supporting Obligations, and Chattel Paper constituting Collateral hereunder, including the right of replevin, reclamation and stoppage in transit; (iv) Seller has the risk of loss of the Collateral; and (v) Allied shall have no duty to collect the Collateral or preserve or enforce any rights relating to the Collateral.

     12.  Inspection  of  Records.  Any  agent  of Allied may audit, check, make
          -----------------------
          abstracts from or copies of the books, records, receipts, correspondence, memoranda, and other papers or data relating to the Collateral, Accounts purchased under this Agreement, the obligations of Seller to Allied and any other transactions between Seller and Allied, or generally audit all of Seller's books and records at Seller's place of business upon Allied's demand therefore. Seller shall at all times maintain a complete set of books and records containing up-to-date posting of all of its cash and accrual transactions of any nature.

     13.  Property  of  Allied/Proceeds  and  Returned  Goods  Held  in  Trust.
          --------------------------------------------------------------------
          After  Allied  has  purchased  an  Account  from  Seller,  (i)  the


                                                                   _____ INITIAL

Exhibit 4.1

          Account and all proceeds thereof shall become the sole and absolute property of Allied, (ii) Allied may at any time in its sole discretion notify all Account Debtors of Accounts purchased by Allied that such Accounts have been sold and assigned to Allied and are payable only to Allied at the address provided by Allied, (iii) Seller shall immediately make proper entries on its books and records disclosing the absolute sale of such Accounts to Allied, (iv) Seller shall not hinder, delay or interfere with payment of Accounts and shall cooperate with and assist Allied in connection with Allied's handling, collection or other dealings with the Accounts and Account Debtors, including, without limitation, assisting Allied in obtaining written confirmation, statements or agreements from Account Debtors which specify or confirm any information requested by Allied with respect to the Accounts, and (v) Seller shall hold any check, commercial paper, notes, cash or other forms of payment of any Account sold to Allied which may come into Seller's possession or under its control (even if such payment is payable to Seller) in trust for the benefit of
                                                   ---------
          Allied and shall immediately turn over and deliver to Allied all such payments, in kind, and in the exact form received. Seller shall endorse any instrument or other form of payment which is payable to
          Seller, but which is paid on an Account sold to Allied hereunder. In the event of the return or non-acceptance, in whole or in part, of property, the sale of which resulted in Accounts which were sold and assigned to Allied, the Seller shall hold such property in trust
                                                                        --------
          for Allied, give to Allied immediate notice of such return or non-acceptance, immediately turn over such property to the custody and control of Allied, and legibly mark such merchandise as the property of Allied; thereafter, upon demand, Seller shall repurchase such property from and pay to Allied the invoice price thereof, and upon such payment the Seller shall be entitled to the redelivery of such property. If Seller fails to make such purchase and payment immediately upon demand, it shall be in default hereunder and Allied shall be entitled (in addition to its other remedies) to sell such property at public or private sale and to charge Seller's account with the difference between the invoice price of such property and the amount realized upon the sale, plus all charges, fees and commissions upon such sale. Allied may become a bidder and purchaser at any such sale.

     14.  Breach  of  Trust  Fee.  Seller's  strict  adherence to the provisions
          ----------------------
          of Paragraph 13 is essential in order for Allied to purchase Seller's Accounts at the Discount and on the other terms set forth in this Agreement. Seller agrees that the provisions of such paragraph are of the essence of this Agreement and agrees to implement policies and procedures to ensure its consistent and prompt performance of its obligations hereunder. In the event Seller breaches its obligations under such paragraph for reasons other than excusable neglect (which shall be determined solely by Allied in its sole judgment and discretion), (i) Allied may immediately terminate this Agreement and charge the Termination Fee, as defined in Paragraph 17 below, (ii) Seller shall pay to Allied a fee equal to 15% of the amount of any payment or other property which was received by Seller as property of Allied in addition to all other amounts owing to Allied, and (iii) Seller, at Allied's option, shall immediately repurchase all Accounts acquired by Allied which are then owing by the Account Debtors by payment of the Repurchase Price to Allied, even if such Accounts were purchased Without Recourse.

     15.  Power  of  Attorney.  Seller  makes,  constitutes  and appoints Allied
          -------------------
          as Seller's true and lawful attorney-in-fact with power of substitution and with power and authority to: (i) endorse the name of Seller or of any of its officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment; (ii) sign and endorse the name of Seller or any of its agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, drafts against Account Debtors, assignments, verifications, demands under letters of credit and notices in connection with Accounts acquired by Allied or which are Collateral under this Agreement, and any instrument or document relating thereto or to Seller's rights therein; (iii) execute any agreement compromising and settling any Dispute or collection of any Account owned by Allied or owned by Seller, if Seller is in default hereunder, on terms and conditions acceptable to Allied in its sole discretion; (iv) bring suit in the name of Seller or Allied to collect any Account; (v) amend the terms of any Account owned by Allied or owned by Seller, if Seller is in default hereunder; (vi) execute any financing statements (including amendments) to perfect Allied's Security Interest granted by this Agreement; (vii) execute and file in the name of Seller or Allied, or both, mechanics' liens and all related notices and claims under any payment bond, in connection with goods or services sold by Seller for the improvement of realty; (viii) notify any Account Debtor obligated with respect to any Account purchased by Allied that the underlying Account has been assigned to Allied by Seller and that payment thereof is to be made to the order of and directly and solely to Allied; (ix) communicate directly with Account Debtors to verify the amount and validity of any Account and to collect payment; (x) if Allied (in its sole and absolute discretion) declares Seller to be in default hereunder, give written notice to such office and officials of the United States Post Office to effect such change or changes of address that all mail addressed to Seller may be delivered directly to Allied. Seller's attorney-in-fact is hereby granted full power to do all necessary things to accomplish the above as fully and effectively as could Seller; and (xi) exercise reclamation rights of Seller and to file a claim in a bankruptcy proceeding of an Account Debtor (which Seller requests Allied to do). Seller ratifies all that the attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power of attorney shall be irrevocable for the Term of this Agreement and all transactions hereunder.

     16.  Default.  Except  as  specifically  provided  herein,  the  following
          -------
          events shall constitute a default under this Agreement: (i) Seller fails to pay any amounts owing hereunder or fails to fulfill its other obligations under this Agreement or fails to make payments or fulfill obligations under any other agreements that it may have with Allied,
          (ii) Seller's warranties or representations set forth herein prove to be untrue or false in any respect, howsoever minor, (iii) Seller or any guarantor of the payment and performance of obligations hereunder becomes subject to any debtor-relief proceedings, (iv) any such guarantor fails to perform or observe any of such guarantor's obligations to Allied or to notify Allied of its intention to rescind, modify, terminate, or revoke any guaranty, or any such guaranty ceases to be in full force and effect for any reason whatsoever, or (v) Allied, for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the


                                                                   _____ INITIAL

Exhibit 4.1

          obligations of Seller. All warranties and representations of Seller under this Agreement are continuing warranties and representations.

     17.  Term.  Unless  sooner  terminated  by  either  of  the parties hereto,
          ----
          the initial Term of this Agreement shall commence on the Effective Date and continue for twelve months thereafter, and this Agreement shall automatically renew for additional twelve-month renewal Terms at the end of the initial Term and each renewal Term unless either party hereto gives written notice to the other at least 30 days prior to the end of the original Term or any renewal Term that the Term is not renewed. (Such initial Term and renewal Term is the "Term.") Allied may terminate this Agreement at any time (i) if the Seller is in default under this Agreement, by giving written notice to Seller, or
          (ii) by giving 30 days advance written notice to Seller. Provided Seller is not in default hereunder, Seller may terminate this Agreement at any time by giving 30 days prior written notice to Allied, accompanied by the Termination Fee. A fee of 4% of $3,000,000 shall be paid by Seller to Allied if this Agreement is terminated by Seller (except as hereinafter provided) or if this Agreement is terminated by Allied due to Seller's breach of any warranty, term, condition or provision of this Agreement (the "Termination Fee"); provided, however, the Termination Fee is waived if Seller is not in default and obtains a bank loan, secured by its Accounts, or obtains proceed from equity financing and pays all of its obligations to Allied from the proceeds. The Termination Fee is not a penalty, but is a reasonable estimate of the damages Allied is likely to suffer as a result of termination, and constitutes agreed liquidated damages. All obligations hereunder shall continue in full force and effect with respect to all transactions entered into and obligations, whether absolute or contingent, existing or incurred before the end of the Term.

     18.  Right  of  First  Offer. Seller hereby agrees that in the event Seller
          -----------------------
          receives a New Commitment, Seller will (i) advise Allied in writing of the identity of the offeror of the New Commitment and the complete terms of the New Commitment, and (ii) accept Allied's commitment if Allied elects, in its sole discretion, to offer to modify this Agreement to contain the same terms as the New Commitment.

     19.  Miscellaneous.  The  parties  agree  to  the  following  additional
          -------------
          terms:

          19.1 This Agreement shall be binding upon and inure to the benefit of both parties and their legal representatives, successors and assigns.

          19.2 This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. Venue for the institution of any legal proceeding shall be in Dallas County, Texas. Each sale of an Account to Allied under this Agreement is an "Account Purchase Transaction" as defined by section 306.001(1) of the Texas Finance Code and is subject to such subtitle of the Texas Finance Code.

          19.3 If any term of this Agreement is held to be illegal, invalid, or unenforceable, such determination shall not affect the validity of the remaining terms. Time is of the essence of this Agreement.

          19.4 Seller authorizes Allied to file a Financing Statement describing the above described Collateral (and all amendments thereto and renewals thereof) any place Allied may deem necessary or appropriate, with or without the signature of Seller thereon. Allied may enforce and foreclose its Security Interest in the Collateral in accordance with its rights under the Texas Uniform Commercial Code.

          19.5 All notices under this Agreement shall be in writing and delivered personally, faxed or mailed by certified mail, return receipt requested, or postage prepaid. The parties shall use the addresses or fax number set forth below for all notices, unless the party giving the notice has received written notice from the recipient of a change of address or fax number at least 10 days prior to the notice given under this Agreement.

                          ALLIED CAPITAL PARTNERS, L.P.
                                  PO BOX 676649
                              DALLAS, TX 75267-6649
                    HAND DELIVERY OR OVERNIGHT DELIVERY ONLY:
                          5151 BELTLINE ROAD, STE. 500
                                DALLAS, TX 75254
                             FACSIMILE: 972-404-0060

                                     SELLER:
                         CITADEL SECURITY SOFTWARE INC.
                               TWO LINCOLN CENTRE
                           5420 LBJ FREEWAY, STE. 1600
                                DALLAS, TX 75240
                             FACSIMILE: 214-520-9496

          19.6 Seller waives all notices of default, opportunity to cure, presentment, demand, protest, and notice of dishonor.


                                                                   _____ INITIAL

Exhibit 4.1

          19.7 This Agreement constitutes the entire understanding between the parties. It may not be changed or terminated except in an instrument signed by both parties.

          19.8 Allied shall not be deemed to have waived any of its rights and remedies unless the waiver is in writing and signed by Allied. A waiver by Allied of a right or remedy under this Agreement on one occasion shall not constitute a waiver of the right or remedy on any subsequent occasion.

          19.9 Each statement of Seller's account which Allied sends to Seller shall be deemed acceptable and binding upon Seller unless Allied receives written notice from Seller stating in detail and with particularity any exception thereto within 30 days after the date thereof.

          19.10 Seller shall reimburse Allied for the following costs incurred by Allied in the course of performing its functions under this Agreement: credit research, certified mail postage, UCC searches and UCC filing fees, and wire transfer fees. The cost of credit reports and all other costs shall be reimbursed at Allied's actual cost. Seller also agrees to reimburse Allied the actual amount of costs and expenses, including reasonable attorney's fees, incurred by Allied in protecting, preserving or enforcing any lien, security interest, title, collateral or other right granted by Seller to Allied or arising under applicable law, whether or not suit is brought, including but not limited to the defense of fraudulent transfer and preference claims, enforcement of this Agreement or recovery of any damages incurred by Allied as a result of the Seller's default. Seller shall also reimburse Allied for its actual costs in assuring Seller's compliance with this Agreement, such as the cost of the federal tax lien search, UCC searches and Secretary of State Confirmations and certificates.

          19.11 Seller agrees to execute any further documents and to take any further actions reasonably requested by Allied to evidence or perfect the Security Interest granted herein or the assignments of Accounts pursuant hereto, or to give effect to any of the rights granted to Allied under this Agreement. If Allied (in its sole and absolute discretion) declares Seller to be in default hereunder, Allied may, at any time: (i) notify any Account Debtor to make payment of any Account directly to Allied, regardless of whether such Accounts have been purchased by Allied or Allied has a Security Interest therein, and (ii) initiate electronic debit or credit entries through the ACH system to Seller's bank accounts or other deposit account maintained by Seller, wherever located, to collect all amounts owing to Allied by Seller.

          19.12 Seller has signed this agreement and submits the Agreement to Allied for acceptance at Allied's offices in Dallas, Dallas County, Texas. Seller and Allied shall make all payments and perform all other obligations arising hereunder at Dallas County, Texas, and this Agreement is made and entered into at Dallas County, Texas. Dallas County, Texas, shall be the venue for any litigation arising under this Agreement. In the event it becomes necessary for Allied to obtain a temporary restraining order or other injunctive relief in order to enforce the provisions of this Agreement, Seller hereby agrees to such an order, and the parties agree that the Court may require a bond which does not exceed the sum of $1,000.00 as a condition therefor, and such bond shall be reasonable and adequate in all respects and under all circumstances.

          19.13 All amounts payable to Allied by Seller under this Agreement are payable on demand by Allied, except amounts payable under Paragraph 13 of this Agreement, for which no demand is required; Allied is authorized, at its sole option, to collect any payments owing by Seller to Allied under this Agreement by debit, offset or recoupment from or against the Reserve. In the event Seller is in default under any of the terms of this Agreement, Allied may, at its option, require Seller to repurchase all unpaid Accounts that were purchased by Allied, even if such Accounts were purchased Without Recourse. Interest shall accrue on all past due sums owing to Allied by Seller at 18% per annum if Seller is a corporation or 10% per annum if Seller is not a corporation.


Seller:
CITADEL SECURITY SOFTWARE INC.

By:      /s/ Steven B. Solomon
        -------------------------
Name:   Steve Solomon
Title:  CEO
Date:   October 31, 2005

Accepted at Dallas, Dallas County, Texas by Allied on the ______ day of ______, 2005.

ALLIED  CAPITAL PARTNERS, L.P.
BY:   Tramel Capital Corporation
Its:  General Partner

By:
        ----------------------------------------
Name:   Clay Tramel
Title:  President


                                                                   _____ INITIAL